Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 27, 2013, with respect to the consolidated statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2012, in the Annual Report on Form 10-K for the year ended December 31, 2014 of Broadwind Energy, Inc., which are incorporated by reference in this Registration Statement.  We consent to the incorporation by reference in the Registration Statements of the aforementioned reports.

/s/ GRANT THORNTON LLP

Chicago, Illinois

April 29, 2015